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ProPetro Announces Divestiture of Coiled Tubing Assets

MIDLAND, Texas — September 1, 2022 — ProPetro Holding Corp. ("ProPetro" or the “Company") (NYSE: PUMP) today announced that STEP Energy Services (USA) Ltd., a subsidiary of STEP Energy Services Ltd. (“STEP”) (TSX: STEP) has acquired ProPetro’s Coiled Tubing assets, which were used for services including frac plug mill-out, wellbore clean-out, tubing-conveyed perforating and nitrogen pumping. ProPetro elected to receive consideration in the form of cash and shares in STEP, reflecting ProPetro’s confidence in STEP’s ability to grow the business and create value.

“This is a great transaction for ProPetro and all of our stakeholders,” said Sam Sledge, Chief Executive Officer of ProPetro. “Our goal was to rationalize our portfolio while positioning the Coiled Tubing business’ assets and talented team for even greater success. STEP is a leader in the coiled-tubing market, with a proven track record of growth and ability to bring new technologies to market. As part of STEP, the assets will have the appropriate scale to effectively compete and achieve their full potential. We are grateful for the contributions of our teammates who supported this business over the past several years, and are pleased that they will have the opportunity to transition to STEP, which shares our dedication to customers, and focus on operating safely, efficiently and effectively.”

Sledge continued, “We will continue to actively manage ProPetro’s portfolio of assets to ensure we have the best mix to serve our customers and create value for shareholders. At the same time, we continue to pursue value-enhancing opportunities to drive sustainable long-term growth, margin expansion and cash flow generation. We are confident we are taking the right steps to unlock the value inherent in ProPetro.”

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

About STEP

STEP is an energy services company that provides coiled tubing, fluid and nitrogen pumping and hydraulic fracturing solutions. Its combination of modern equipment along with its commitment to safety and quality execution has differentiated STEP in plays where wells are deeper, have longer laterals and higher pressures. STEP has a high-performance, safety-focused culture and its experienced technical office and field professionals are committed to providing innovative, reliable and cost-effective solutions to its clients. Founded in 2011 as a specialized deep capacity coiled tubing company, STEP has grown into a North American service provider delivering completion and stimulation services to exploration and production (“E&P”) companies in Canada and the U.S. Its Canadian services are focused in the Western

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Canadian Sedimentary Basin (“WCSB”), while in the U.S., its fracturing and coiled tubing services are focused in the Permian and Eagle Ford in Texas, the Uinta-Piceance and Niobrara-DJ basins in Colorado and the Bakken in North Dakota.

Advisors

PPHB, LP acted as financial advisor to ProPetro in the transaction. Bracewell LLP acted as legal counsel for ProPetro.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs, as well as STEP’s ability to grow its business and create value. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and

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uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:
David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-688-0012

Matt Augustine
Senior Manager - Corporate Development & Investor Relations
matt.augustine@propetroservices.com
432-848-0871
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